REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Aston Funds

In planning and performing our audit of the financial statements of each of the portfolios comprising the Aston
Funds listed in Exhibit A attached hereto (the "Funds") as of and for the respective periods ended October 31, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

							/s/Ernst & Young LLP


Chicago, Illinois
December 20, 2007


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Exhibit A

1.   Aston/Montag & Caldwell Growth Fund
2.   Aston/ABN AMRO Growth Fund
3.   Aston/Veredus Select Growth Fund
4.   Aston/Optimum Large Cap Opportunity Fund
5.   Aston/TAMRO Large Cap Value Fund
6.   Aston Value Fund
7.   Aston/River Road Dynamic Equity Income Fund
8.   Aston/Optimum Mid Cap Fund
9.   Aston/River Road Small-Mid Cap Fund
10.   Aston/Veredus Aggressive Growth Fund
11.   Aston/TAMRO Small Cap Fund
12.   Aston/River Road Small Cap Value Fund
13.   Aston/Resolution Global Equity Fund
14.   Aston/ABN AMRO Global Real Estate Fund
15.   Aston/Neptune International Fund
16.   Aston/ABN AMRO Real Estate Fund.
17.   Aston/Veredus SciTech Fund
18.   Aston/Montag & Caldwell Balanced Fund
19.   Aston Balanced Fund
20.   Aston/TCH Fixed Income Fund
21.   Aston/TCH Investment Grade Bond Fund
22.   Aston/McDonnell Municipal Bond Fund
23.   Aston/ABN AMRO Investor Money Market Fund
24.   ABN AMRO Institutional Prime Money Market Fund
25.   ABN AMRO Government Money Market Fund
26.   ABN AMRO Money Market Fund
27.   ABN AMRO Tax-Exempt Money Market Fund
28.   ABN AMRO Treasury Money Market Fund